SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 7, 2016

DETERMINE, INC.

(Exact name of Company as specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-29637 (Commission File No.)	77-0432030 (IRS Employee Identification No.)

2121 South El Camino Real

San Mateo, California 94403

(Address of Principal Executive Offices)

(650) 532-1500
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 7, 2016, Determine, Inc. (the “Company”) entered into a Lease Agreement (the “Lease”) with Atapco Carmel, Inc. for approximately 8,795 square feet of office space in a building located at 615 West Carmel Drive, Suite 100 in Carmel, Indiana. The term of the Lease runs for approximately 51 months and provides for monthly rent payments of $11,726.67 per month for the first year of the term of the Lease (with three of the months of the first year term provided rent free), subject to annual adjustment thereafter.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease. The Company intends to file a copy of the Lease as an exhibit to the Company’s Annual Report on Form 10-K for the year ended March 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 12, 2016

DETERMINE, INC.

	By:	/s/	John Nolan
	Name:		John Nolan
	Title:		Chief Financial Officer